Performance Information Schedule

                                     Total Return
-------------------------------------------------------------------------------





   Date of        Net        Cap.       Shares                     Returns
 Distribution   Income      Gains.    Reinvested      NAV     Inception 1 Year

                             Harding, Loevner Funds, Inc.
                            International Equity Portfolio

  5/11/94                                            10.00           1,000.00
  12/31/94     0.03158      0.01167      0.445        9.71             975.32
  4/25/95      0.01500      0.00000      0.152       10.32           1,038.16
  6/30/95      0.00000      0.00000      0.000       10.32           1,038.16
  7/25/95      0.05500      0.00000      0.529       10.46           1,057.78
  10/23/95     0.01880      0.00000      0.183       10.41           1,054.63
  12/29/95     0.01166      0.00000      0.110       10.77           1,092.28
  4/30/96      0.00000      0.00000      0.000       11.57           1,173.42
  8/16/96      0.02189      0.00000      0.191       11.63           1,181.72
  10/31/96   0.08949      0.10499        1.696       11.61           1,199.38    1,000.00
  12/31/96     0.00254      0.00000      0.018       12.20           1,260.55    1,051.04
  10/31/97     0.00000      0.00000      0.000       11.79           1,218.19    1,015.72



                           Performance Information Schedule

                                     Total Return
------------------------------------------------------------------------------


   Date of        Net        Cap.       Shares                      Returns
 Distribution   Income      Gains.    Reinvested      NAV       Inception 1 Year

                                Harding Loevner Funds
                               Global Equity Portfolio

  12/1/96                                            17.58           1,000.00
  12/31/96     0.01273      0.00000      0.041       17.55             999.02
  10/31/97     0.00000      0.00000      0.000       18.70           1,064.48



                           Performance Information Schedule

                                     Total Return
------------------------------------------------------------------------------


   Date of        Net        Cap.       Shares                         Returns
 Distribution   Income      Gains.    Reinvested      NAV       Inception 1 Year

                                Harding Loevner Funds
                             Multi Asset Global Portfolio

  11/1/96                                            10.00           1,000.00
  12/31/96     0.02900      0.00000      0.280       10.35           1,037.90
  10/31/97     0.00000      0.00000      0.000       11.26           1,129.15